Exhibit 10.3

SECURITIES EXCHANGE AGREEMENT

This SECURITIES EXCHANGE AGREEMENT (this “Agreement”) is made effective as of February 28, 2017, by and between InterCloud Systems, Inc. (the “Company”), and JGB (Cayman) Waltham Ltd. (“JGBWL”).

RECITALS

WHEREAS, the Company and JGBWL are parties to the Securities Purchase Agreement dated as of December 29, 2015 (as may be amended, amended and restated, supplemented or otherwise modified from time to time, the “Securities Purchase Agreement”) pursuant to which the Company and JGBWL have certain rights and obligations; and

WHEREAS, the Company and JGBWL have agreed to enter into this Agreement pursuant to which JGBWL’s additional investment rights under Section 4.13 of the Securities Purchase Agreement (the “AIR”) are exchanged for a warrant to purchase shares of the Company’s common stock in substantially the form set forth in Exhibit A hereto (the “Warrant”);

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, intending to be legally bound, the parties hereto agree as follows:

AGREEMENT

ARTICLE I. EXCHANGE

1.01        Warrant. On the date of this Agreement, the Company will execute and deliver the Warrant to JGBWL.

1.02        Additional Investment Right. Upon receipt of the Exchange Consideration (as defined below), JGBWL will transfer, convey and assign all rights and obligations to the AIR under Section 4.13 of the Securities Purchase Agreement to the Company.

1.03         Legal Opinion. On the date of this Agreement, counsel to the Company shall issue a legal opinion opining that the exchange contemplated hereby is exempt from registration under Section 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act’).

ARTICLE II. REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to JGBWL as of the date hereof as follows:

2.01         Organization, Good Standing and Power. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power to own, lease and operate its properties and assets and to conduct its business as it is now being conducted.

2.02         Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and perform this Agreement, the Warrant, and each other agreement, instrument and certificate executed and delivered by the Company in connection with the foregoing (collectively, the “Operative Documents”) and to issue the Warrant in accordance with the terms hereof. The execution, delivery and performance of the Operative Documents by the Company and the consummation by it of the transactions contemplated thereby have been duly and validly authorized by all necessary corporate action, and no further consent or authorization of the Company or its Board of Directors or stockholders is required. When executed and delivered by the Company, each of the Operative Documents shall constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor’s rights and remedies or by other equitable principles of general application.

2.03        Issuance of Shares. When the shares underlying the Warrant (the “Warrant Shares”) are issued in accordance with the terms of the Warrant, the Warrant Shares shall be validly issued and outstanding, fully-paid, non-assessable and free any clear of all liens, of any pre-emptive rights and rights of refusal of any kind.

2.04         No Conflicts. The execution, delivery and performance of the Operative Documents by the Company, the performance by the Company of its obligations under the Operative Documents, and the consummation by the Company of the transactions contemplated by the Operative Documents, and the issuance of the Warrant Shares as contemplated by the Operative Documents, do not and will not (i) violate or conflict with any provision of the Company’s Certificate of incorporation (the “Certificate of Incorporation”) or Bylaws (the “Bylaws”), each as amended to date, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries’ respective properties or assets are bound, (iii) result in a violation of any foreign, federal, state or local statute, law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Company or any of its subsidiaries or by which any property or asset of the Company or any of its subsidiaries are bound or affected, or (iv) create or impose a lien, mortgage, security interest, charge or encumbrance of any nature below (each, a “Lien”) on any property or asset of the Company or its subsidiaries under any agreement or any commitment to which the Company or any of its subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or by which any of their respective properties or assets are bound, except, in the case of clauses (ii), (iii) and (iv), for such conflicts, defaults, terminations, amendments, violations, acceleration, cancellations, creations and impositions as would not, individually or in the aggregate, reasonably be expected to have or result in any material adverse effect on the business, operations, properties, prospects, or condition (financial or otherwise) of the Company and its subsidiaries taken as a whole and/or any condition, circumstance, or situation that would prohibit in any material respect the ability of the Company to perform any of its obligations under this Agreement or any of the other Operative Documents in any material respect. Neither the Company nor any of its Subsidiaries is required under foreign, federal, state or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under the Operative Documents or issue the Warrant in accordance with the terms hereof.

2.05         SEC Documents, Financial Statements. The common stock of the Company is registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the ”1934 Act”), and, since January I, 2013, the Company has timely filed (or has received a valid extension of such time of filing and has filed any such reports prior to the expiration of any such extension) all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the 1934 Act (all of the foregoing including f0ilings incorporated by reference therein being referred to herein as the “SEC Documents”). At the times of their respective filings, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder. The SEC Documents did not, and do not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with Regulation S-X and all other published rules and regulations of the SEC. Such financial statements have been prepared in accordance with generally accepted accounting principles (“GAAP’) applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements), and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). The Company has no reason to believe that it will not timely file its Annual Report on From 10-K for the year ended December 31, 2016, or its Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2017.

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2.06         Disclosure. Following the issuance of the press release referred to in Section 4.04, except for the information concerning the transactions contemplated by this Agreement, the Company confirms that neither it nor any other person or entity acting on its behalf has provided JGBWL or its agents or counsel with any information that constitutes or might constitute material, nonpublic information. The Company understands and confirms that JGBWL will rely on the foregoing representation in effecting transactions in the securities of the Company.

2.07         Holding Period. Pursuant to Rule 144 promulgated under the Securities Act, the holding period of the Warrant tacks back to December 29, 2015. The Company agrees not to take a position contrary to this paragraph. The Company agrees to take all actions, including, without limitation, the issuance by its legal counsel of any legal opinions to JGBWL or the Company’s transfer agent, necessary to issue the Warrant Shares without restriction and not containing any restrictive legend without the need for any action by JGBWL in connection with a sale of the Warrant Shares by JGBWL. The Warrant (the “Exchange Consideration”) is being issued in substitution and exchange for and not in satisfaction of all rights and obligations under Section 4.13 of the Securities Purchase Agreement.

ARTICLE III. REPRESENTATIONS AND WARRANTIES OF THE HOLDER

JGBWL represents and warrants to the Company as of the date hereof as follows:

3.01         Organization and Standing of JGBWL. JGBWL is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization.

3.02         Authorization and Power. JGBWL has the requisite power and authority to enter into and perform the Operative Documents. The execution, delivery and performance of the Operative Documents by JGBWL and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action, and no further consent or authorization of JGBWL or its managers or members is required. When executed and delivered by JGBWL, the Operative Documents shall constitute valid and binding obligations of JGBWL enforceable against JGBWL in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor’s rights and remedies or by other equitable principles of general application.

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ARTICLE IV. COVENANTS AND AGREEMENTS

Unless otherwise specified in this Article, for so long as the Warrant and/or the Warrant Shares are outstanding, the Company and JGBWL hereby covenant to each other:

4.01         Compliance with Laws; Commission. The Company shall take all necessary actions and proceedings as may be required by applicable law, rule and regulation, for the legal and valid issuance (free from any restriction on transferability under federal securities laws) of the Warrant Shares to JGBWL or the subsequent holders.

4.02         Registration and Listing. The Company shall cause its common stock to continue to be registered under Sections 12(g) or Section 12(b) of the 1934 Act, to comply in all material respects with its reporting and filing obligations under the 1934 Act and to not take any action or file any document (whether or not permitted by the Securities Act or the rules promulgated thereunder) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under the 1934 Act or Securities Act even if the rules and regulations thereunder would permit such termination. Without limiting the foregoing, the Company shall take all necessary action to satisfy the requirements of Rule I44(c)(l) and Rule 144(i)(2).

4.03         Pledge of Warrant Shares. The Company acknowledges and agrees that the Warrant Shares may be pledged by JGBWL in connection with a bona fide margin agreement or other loan or financing arrangement that is secured by the Warrant Shares. The pledge of the Warrant Shares shall not be deemed to be a transfer, sale or assignment of the Warrant Shares hereunder, and JGBWL shall not be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Operative Document. The Company, at JGBWL’s expense hereby agrees to execute and deliver such documentation as JGBWL may reasonably request in connection with a pledge of the Warrant Shares by JGBWL.

4.04         Disclosure of Transaction. The Company shall on or before 8:00 a.m. eastern time on March 1, 2017, file a Current Report on Form 8-K, disclosing the material terms of this Agreement, with the SEC. From and after the issuance of the press release, the Company represents to JGBWL that it shall have publicly disclosed all material, non-public information delivered to JGBWL by the Company, or any of their respective officers, directors, employees or agents.

4.5          Further Assurance. JGBWL shall, at any time after the receipt of the Warrant, promptly (i) execute (to the extent necessary) and deliver all commercially reasonable documents and instruments reasonably required to assign, convey and transfer the AIR and related rights and obligations under Section 4.13 of the Securities Purchase Agreement to the Company. The foregoing shall be at the Company’s sole expense.

ARTICLE V. MISCELLANEOUS

5.01         Fees and Expenses. The Company shall reimburse JGBWL for all costs and expenses incurred by JGBWL in connection with the negotiation, drafting and execution of the Operative Documents and the transactions contemplated thereby (including all reasonable legal fees, travel, disbursements and due diligence in connection therewith and all fees incurred in connection with any necessary regulatory filings and clearances). In addition, the Company shall pay all reasonable fees and expenses incurred by JGBWL in connection with the enforcement of this Agreement or any of the other Operative Documents, including, without limitation, all reasonable attorneys’ fees and expenses; provided, however, that in the event that the enforcement of this Agreement is contested and it is finally judicially determined that JGBWL was not entitled to the enforcement of the Operative Document sought, then JGBWL shall reimburse the Company for all fees and expenses paid pursuant to this sentence. The Company shall be responsible for its own fees and expenses incurred in connection with the transactions contemplated by this Agreement. The Company shall pay all fees of its transfer agent, stamp taxes and other taxes and duties levied in connection with the delivery of the Warrant and/or the Warrant Shares to JGBWL. This provision shall survive termination of this Agreement and the Operative Documents.

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5.02          Specific Performance; Consent to Jurisdiction; Venue.

(a)   The Company and JGBWL acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement or the other Operative Documents were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement or the other Operative Documents and to enforce specifically the terms and provisions hereof or thereof without the requirement of posting a bond or providing any other security, this being in addition to any other remedy to which any of them may be entitled by law or equity.

(b)   The parties agree that venue for any dispute arising under this Agreement will lie exclusively in the state or federal courts located in New York County, New York, and the parties irrevocably waive any right to raise forum non conveniens or any other argument that New York is not the proper venue. The parties irrevocably consent to personal jurisdiction in the state and federal courts in New York County of the state of New York. The Company and JGBWL consent to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing in this Section 5.02 shall affect or limit any right to serve process in any other manner permitted by law. The parties hereby waive all rights to a trial by jury.

(c)    Notwithstanding the foregoing, the parties agree that venue for any dispute arising under this Agreement with respect to any security interests and liens that JGBWL may have on any property of the Company or any of its direct or indirect subsidiaries located in the United Kingdom or subject to the jurisdiction of English courts will lie exclusively in the English courts located in London, England, and the parties irrevocably waive any right to raise forum non conveniens or any other argument that such courts are not the proper venue.

5.03         Amendment. No provision of this Agreement may be waived or amended except in a written instrument signed by the Company and JGBWL.

5.04         Notices. Any notice, demand, request, waiver or other communication required or permitted to be given hereunder shall be in writing and shall be effective (a) upon hand delivery by telecopy or facsimile at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur or (c) upon delivery by e-mail (if delivered on a Business Day during normal business hours where such notice is to be received) upon recipient’s actual receipt and acknowledgement of such e-mail. The addresses for such communications shall be:

If to the Company:	InterCloud Systems, Inc.
1030 Broad Street, Suite 102
Shrewsbury, NJ 07702
Attention: Chief Financial Officer
Telephone: (732) 898-6320
Facsimile No.:
Email: tlarkin@intercloudsys.com and
dsullivan@intercloudsys.com

If to JGBWL:	JGB (Cayman) Cambridge Ltd.
c/o JGB Management Inc.
21 Charles Street, Suite 160
Westport, CT 06880
Attention: Brett Cohen
Telephone No.: (212) 355-5771
Facsimile No.: (212) 253-4093
E-mail: bcohen@jgbcap.com

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Any party hereto may from time to time change its address for notices by giving written notice of such changed address to the other party hereto.

5.05        Waivers. No waiver by either party of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

5.06         Headings. The article, section and subsection headings in this Agreement are for convenience only and shall not constitute a part of this Agreement for any other purpose and shall not be deemed to limit or affect any of the provisions hereof.

5.07         Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns. JGBWL may assign the Warrant and/or the Warrant Shares and its rights under this Agreement and the other Operative Documents and any other rights hereto and thereto without the consent of the Company. The Company may not assign or delegate any of its rights or obligations hereunder or under any Operative Document.

5.08         No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person or entity.

5.09         Governing Law. This Agreement shall be governed by and construed in accordance with the internal Jaws of the State of New York, without giving effect to any of the conflicts of law principles that would result in the application of the substantive law of another jurisdiction. This Agreement shall not be interpreted or construed with any presumption against the party causing this Agreement to be drafted.

5.10         Survival. The covenants, agreements and representations and warranties of the Company under the Operative Documents shall survive the execution and delivery hereof indefinitely.

5.11         Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and shall become effective when counterparts have been signed by each party and delivered to the other parties hereto, it being understood that all parties need not sign the same counterpart. Signature pages to this Agreement may be delivered by facsimile or other means of electronic transmission.

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5.12         Publicity. Subject to Section 4.04, the Company agrees that it will not disclose, and will not include in any public announcement, the names of JGBWL without the consent of JGBWL, which consent shall not be unreasonably withheld or delayed, or unless and until such disclosure is required by law, rule or applicable regulation, and then only to the extent of such requirement. Notwithstanding the foregoing, JGBWL consents to being identified in any filings the Company makes with the SEC to the extent required by law or the rules and regulations of the SEC.

5.13         Severability. The provisions of this Agreement are severable and, in the event that any court of competent jurisdiction shall determine that any one or more of the provisions or part of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement and this Agreement shall be reformed and construed as if such invalid or illegal or unenforceable provision, or part of such provision, had never been contained herein, so that such provisions would be valid, legal and enforceable to the maximum extent possible.

5.14         Further Assurances. From and after the date of this Agreement, upon the request of JGBWL or the Company, the Company and JGBWL shall execute and deliver such instruments, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement and the other Operative Documents. Except as provided herein with respect to Section 4.13 of the Securities Purchase Agreement, JGBWL’s rights and remedies under the Securities Purchase Agreement remain unmodified and in full force and effect.

5.15        Time Is of the Essence. Time is of the essence of this Agreement and each Operative Document.

[signature page follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Securities Exchange Agreement to be duly executed by their respective authorized officers as of the date first above written.

INTERCLOUD SYSTEMS, INC.

By:	/s/ Daniel Sullivan
Name:	Daniel Sullivan
Title:	Chief Accounting Office

JGB (CAYMAN) WALTHAM LTD.

By:
Name:
Title:

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EXHIBIT A

FORM OF WARRANT